Exhibit 99.1

SHAREHOLDER LETTER Q4 2021 The Flight of a Lifetime, Every DaySM

SUMMARY OF OPERATIONAL & FINANCIAL HIGHLIGHTS

KEY Q4 & FY '21 HIGHLIGHTS

- Successfully completed the first hover flight of our Maker demonstrator aircraft, and its performance was in line with our expectations.
- Successfully completed a Conceptual Design Review (CoDR) for our production aircraft in October, and we are now progressing towards our Preliminary Design Review (PDR).
- We continue to focus on finalizing our G-2 Issue Paper with the FAA for our production aircraft. The G-2 Issue Paper will set forth the means of compliance to meet the certification basis requirements established in our G-1 Issue Paper. We remain on track to agree with the FAA on our G-2 Issue Paper in 2022.
- As stated in the Outlook to Commercialization section (Figure 1) of this letter, we have outlined the key milestones necessary to achieve our goal of commercialization of our aircraft.
  - Importantly, we successfully completed each of our stated 2021 milestones and remain on track to achieve our 2022 milestones.

Q4 & FY '21 FINANCIAL HIGHLIGHTS

	Q4 2021 (GAAP)	Q4 2021 (NON-GAAP)[1]	FY 2021 (GAAP)	FY 2021 (NON-GAAP)[1]
TOTAL OPERATING EXPENSES	$53M	$33M	$358M	$110M
NET LOSS	$(43M)	NA	$(348M)	NA
ADJUSTED EBITDA	NA	$(32M)	NA	$(108M)
CASH AND CASH EQUIVALENTS	$747M	NA	$747M	NA

[1] A reconciliation of non-GAAP financial measures to the most comparable GAAP measures is provided below in the section titled "Q4 2021 and FY 2021 GAAP to non-GAAP Reconciliation."

ARCHER SHAREHOLDER LETTER Q4 2021 2

VISION, ADVANTAGE, AND ACCOUNTABILITY

Archer Shareholders,

We are pleased to share with you our fourth quarter and fiscal year 2021 financial results and business update. In addition to this letter, we will be conducting our earnings conference call at 5:00 p.m. ET / 2:00 PM PT today. You can access this conference call via a live webcast on our investor relations website at investors.archer.com or by dialing 844-200-6205 (domestic) or +1 929-526-1599 (international) and entering the access code 478173.

In this letter, we will continue to share our progress and roadmap for achieving our vision of making urban air mobility ("UAM") an everyday reality. We are incredibly proud of what we have accomplished in 2021, and we look forward to building on this momentum throughout 2022 and beyond.

OUR VISION & ADVANTAGE

In our Q3 2021 Shareholder Letter, we outlined our vision for UAM and our belief that moving daily, short-distance ground transportation into the skies will be the next great industrial revolution. While it may be hard for some to envision this today, there is no doubt that all the congestion and the environmental impacts of vehicle traffic in and around cities are unsustainable. Opening the 'Z-axis' to everyday commuters - in a way that saves time, is safe, cost-effective, and sustainable - is the future of mobility.

We believe we are particularly well-equipped to make this vision a reality because of the following core strategic advantages:

1. Built for FAA Certification: The importance of certification is ingrained in Archer's DNA. From our aircraft design to the parts and suppliers we select to the way we develop our aircraft, we strive to ensure an efficient certification process with the FAA. To our knowledge, Archer is one of only two eVTOL companies in the world with an FAA G-1 Issue Paper.
2. Optimized Aircraft Design: Our aircraft design has always focused on four critical characteristics: 1) fixed-winged; 2) piloted (although we believe autonomy will be the future of eVTOL UAM once it has a viable path to FAA certification); 3) utilizes existing battery cell technology; and 4) mass manufacturability. Archer believes these characteristics will enable commercial eVTOL success in our target market.
3. Well Capitalized: With ~$747m of cash and cash equivalents on our balance sheet as of December 31, 2021, we are one of the most well capitalized eVTOL companies in the world. In addition, we have other potential sources of capital, such as our contract with United Airlines pursuant to which United Airlines has made a conditional order for up to $1.5 billion of our aircraft.
4. Leading Team in the Industry: We believe we have hired and built one of the best eVTOL teams in the world. The team encompasses a wide range of areas such as aerodynamics, flight controls, software, electric powertrain and many others.

OUR ROADMAP & ACCOUNTABILITY

Bringing a new product and a new industry to market is complicated. This is why we have simplified our roadmap into four key business areas. We believe these four areas will define whether we are successful in our industry and dictate the milestones for which we hold ourselves most accountable (see more in our Outlook to Commercialization section). Importantly, we successfully completed each of our stated 2021 milestones and remain on track to similarly achieve each of our 2022 milestones.

ARCHER SHAREHOLDER LETTER Q4 2021 3

VISION, ADVANTAGE, AND ACCOUNTABILITY The four key business areas on which we focus are: Aircraft Technology: design and build a safe, reliable and sustainable commercial eVTOL aircraft. FAA Certifcation: certify our eVTOL aircraft with the FAA. Manufacturing: manufacture our eVTOL aircraft at scale and in a cost-efective manner. Airline Operations: establish commercial eVTOL airline operations. SHAREHOLDER LETTER Q4 2021 4

MAKER TAKES FLIGHT Just two years ago, Archer’s goal was to begin fying a full scale demonstrator aircraft in 2021. In December 2021, our Maker aircraft conducted its frst hover fight. The fight test results were consistent with our expectations, providing important validation for our systems, instruments, and acoustics. We are so proud to have achieved this ambitious goal in the time frame we did, and we believe this speaks to the incredible caliber and eVTOL experience of our team. ✓ Validated control system and aerodynamic model in hover ✓ Vehicle dynamics, power draw control system performed as expected ✓ Vibration data from fight test instruments validated ✓ Vibe environment and character of the sound were as expected

KEY Q4 ‘21 ACCOMPLISHMENTS MAKER UPDATE As a reminder, our Maker aircraft is our full-scale demonstrator that helps to inform the design and build of our production aircraft that is intended for commercial operations. With Maker’s frst hover fight successfully executed and with performance in line with expectations, we continue to be on track to achieve Maker’s frst full transition cruise fight in the second half of 2022. Separately, we continue to build a duplicate of Maker to be used for additional testing purposes, which we expect to complete during the second half of 2022. PRODUCTION AIRCRAFT UPDATE While the Maker program continues to progress, the majority of our team is focused on our production aircraft. This aircraft is designed to carry up to four passengers and a pilot and is intended to be used for our commercial UAM operations. After completing our CoDR for our production aircraft in October 2021, we are currently progressing through the preliminary design phase and working towards our PDR. During this phase, we are determining fnal design requirements, completing system and subsystem architecture designs and integrating those physical systems through a digital 3D aircraft layout, and fnalizing predictive performance models for the production aircraft. Recently, we also conducted our Systems Requirements Review, in which we worked to defne our detailed production aircraft requirements and system architectures. This is a key step on our path to achieving Type Certifcation as we continue to bring a design for certifcation approach to eVTOL by utilizing a traditional systems engineering verifcation and validation process. The subsequent two aircraft design gates after CoDR and PDR are: Critical Design Review (CDR), in which we will confrm the detailed design of our production aircraft for purposes of low rate initial production (LRIP), and Production Readiness Review (PRR), in which we will complete a multidisciplinary review to determine if the design is ready for production at scale. SHAREHOLDER LETTER Q4 2021 6

KEY Q4 '21 ACCOMPLISHMENTS

SUCCESSFUL COMPLETION OF WIND TUNNEL TESTS

In December, we conducted critical wind tunnel tests on the tilter (forward) and lifter (aft) propulsion units. Computer simulations of the complex aerodynamic and mechanical interactions between our propellers, motors and aircraft are challenging to model. Understanding the physical forces seen in flight is critical to developing and certifying the propulsion system. This extensive wind tunnel test campaign provided invaluable data and validated our design and analysis tools, dramatically reducing risk related to the design and certification of our production aircraft. These tests are more comprehensive than regular course flight testing.



- During a four-week period in Q1 2022, we completed over 500 polars (testing events), capturing over 4,000 measurement points
- These tests are critical to ensuring the optimized aerodynamics of our production aircraft
- The results were well aligned with our Computational Fluid Dynamics predictions

ACOUSTIC TESTING WITH OUR PARTNER STELLANTIS

Finally, acoustics has always been at the forefront of our design and build process. We continue to proceed well with our acoustic testing, focusing on evaluating noise both inside and outside of the cabin. With regards to internal noise, we have been working closely with our partner, Stellantis, to evaluate cabin acoustics inside Maker. Stellantis has a strong history of excellence in measuring and treating cabin noise to ensure an acoustically comfortable experience for passengers. Stellantis recently spent time at our testing facility taking noise measurements to develop recommendations for optimizing the noise environment in our production aircraft's cabin.

STELLANTIS

ARCHER

ARCHER SHAREHOLDER LETTER Q4 2021 7

KEY Q4 '21 ACCOMPLISHMENTS

FAA CERTIFICATION UPDATE

We continue to work collaboratively with the FAA towards certification of our production aircraft. In November 2021, we received our Special Airworthiness Certificate from the FAA for Maker, allowing it to begin conducting test flights. Separately, we continue to focus on finalizing our G-2 Issue Paper with the FAA for our production aircraft. The G-2 Issue Paper will set forth the means of compliance to meet the certification basis requirements established in our G-1 Issue Paper. We remain on track to agree with the FAA on our G-2 issue paper in 2022.

MANUFACTURING UPDATE

As mentioned in our Q3 2021 Shareholder Letter, we began our manufacturing site selection process several months ago and have down-selected from over 200 possible sites. We are currently in the process of making our final site selection. We remain on track to formally announce our manufacturing site and begin the construction process later this year.

NEW HEADQUARTERS FACILITY

As a result of our continued growth, we have outgrown the size of our current headquarters in Palo Alto, CA. As such, in January 2022, we entered into a sublease for a new facility in North San Jose, CA of approximately 96,000 sq. ft. that we intend to use as our headquarters. We believe this facility appropriately balances economics and functionality to serve our needs over the coming years giving us a collaborative space where Archer employees can work together.

WISK LAWSUIT UPDATE

We announced in late January 2022 that the U.S. Attorney's Office decided not to bring criminal charges against our employee, Dr. Jing Xue. The investigation had been instigated by allegations of trade secret theft against Dr. Xue by Wisk Aero LLC ("Wisk") to law enforcement authorities. These same allegations against Dr. Xue are the central feature of Wisk's civil lawsuit against us in the United States District Court for the Northern District of California. We believe the U.S. Attorney's decision strikes at the very heart of Wisk's trade secret allegations against Archer. We continue to vigorously defend ourselves against Wisk's claims and pursue our counterclaims. Trial is scheduled to begin in January of next year.

ARCHER SHAREHOLDER LETTER Q4 2021 8

KEY Q4 '21 ACCOMPLISHMENTS

WORLD-CLASS TALENT & ADVISORY

We continue to hire world-class talent. Since our last earnings call in November, we have hired an additional 84 employees, including some of the leading battery and powertrain engineers in the industry and a new Chief Financial Officer.



MICHAEL SCHWEKUTSCH
SVP Powertrain Engineering
Previously Sr. Director of SPG at Apple and VP of Engineering at Tesla

ARCHER'S EXCELLENCE IN POWERTRAIN

- Dr. Michael Schwekutsch is one of the foremost battery and powertrain experts in the world
- Previously, he led several powertrain projects at Tesla as the VP of Engineering
- After Tesla, he became a Sr. Director at Apple in their Special Projects Group
- Michael has assembled a leadership team of industry experts under him, with decades of collective powertrain development and experience. Those leaders collected their experience at leading edge companies like Tesla, Lucid, Apple, Zoox, Bloom Energy and BAE System



DIEDERIK MARIUS
Manager, Electromagnetics
Previously, Senior Electrical Engineer at Wisk



SCOTT GRAVES
Senior Manager, Transmission Design
Previously, Senior Engineering Manager at Tesla



JEREMY MAYER
Director, Motor Design Engineering
Previously, Senior Manager, Powertrain at Lucid Motors



STEVE SPITERI
Manager, Power Electronics
Previously, Senior Hardware Engineering Manager at Apple



ALAN TEPE
Manager, Inverter Design Engineer
Previously, Manager, Mechanical Design Engineering, Drive Inverter at Tesla



LAURA BROWN
Program Manager, High Voltage Power
Previously, Senior Manager, Technical Programs at Tesla



ALEX CLARABUT
Director, Engineering Battery Systems
Previously, Hardware Engineering Manager at Apple



ROSS JOHNSTAL
Senior Electrical Engineer, BMS
Previously, Hardware Engineer at Apple



BOBBY NG
Senior Mechanical Engineer
Previously, Staff Engineer High Voltage Distribution at Tesla



COCOA ZHANG
Manager, Battery Cell
Previously, Staff Battery Engineer at Wisk



MARK MESLER
CFO
Previously CFO of Volansi, VP of Finance at Bloom Energy

MARK MESLER JOINS AS ARCHER'S NEW CFO

- Over two decades of experience in the hardware, sustainability and aerospace sectors
- After 11.5 years at Bloom Energy and 25 years in corporate finance, Mark brings a unique understanding of how to build and maintain finance organizations at innovative, sustainability companies with high-growth trajectories
- As Archer matures its financial and investor relations functions, Mark will bring his experience gained through helming finance organizations at multiple emerging technology companies

ARCHER
SHAREHOLDER LETTER Q4 2021 9

KEY Q4 ‘21 ACCOMPLISHMENTS BARBARA PILARSKI Global Head of Business Development at Stellantis ARCHER WELCOMES BARBARA PILARSKI TO ITS WORLD-CLASS BOARD OF DIRECTORS Archer is excited to welcome Barbara Pilarski, Global Head of Business Development at Stellantis, to our Board of Directors. Barbara joined the Board of Directors in January 2022 as a seasoned leader with over 35 years’ experience in the automotive sector and has a diverse background in the areas of business development, fnance and human resources. “Archer is at the forefront of a new industry with great potential to change the way people live and travel. I am excited to be in a position to leverage my experience to help Archer scale its business.” – BARBARA PILARSKI SHAREHOLDER LETTER Q4 2021 10

FINANCIAL RESULTS & ESTIMATES Q4 2021 FINANCIAL REVIEW We reference several non-GAAP metrics in the fnancial discussion that follows. Unless otherwise noted or defned, our non-GAAP metrics are calculated by starting with the equivalent GAAP metric and subtracting non-cash stock-based compensation and non-cash warrant expenses and changes in fair value of warrants. We believe these adjustments are appropriate to enhance the overall understanding of our underlying fnancial and operational performance. TOTAL OPERATING EXPENSES Our fourth quarter total operating expenses refect the investment in people, materials and infrastructure required to achieve the key elements of our four-year business outlook as outlined in this letter. GAAP total operating expenses for the fourth quarter were $53.3 million, which were sequentially lower than the third quarter of 2021 by $123 million due to a decrease of $83.9 million in stock-based compensation expense inclusive of the grants to our founders in connection with the closing of the business combination and $39.1 million of warrant expenses resulting from the vesting of the second tranche of United Airlines warrants based on a milestone achieved in the third quarter, and increased investment of $4.4 million in people and materials to advance our technology development ofset by a decrease in Stellantis warrant expense. On a non-GAAP basis, excluding stock-based compensation and warrant expenses, our fourth quarter non-GAAP total operating expenses were $33.1 million, which increased $4.4 million sequentially over the third quarter of 2021, as we accelerated our investment in people and materials to advance our technology development and public company readiness infrastructure. NET LOSS AND ADJUSTED EBITDA Our fourth quarter net loss was $43.3 million, which decreased sequentially by $133.4 million from $176.7 million in the third quarter of 2021, driven primarily by a decrease in stock-based compensation of $83.9 million inclusive of the grants to our founders in connection with the closing of the business combination and $39.1 million of warrant expense resulting from the vesting of the second tranche of United Airlines milestones achieved in the third quarter. Adjusted EBITDA loss for the fourth quarter was ($32.4) million, which increased by $4.1 million from ($28.3) million in the third quarter of 2021, as we accelerated our investment in people and our public company infrastructure. NET CHANGE IN CASH We exited the quarter with $746.9 million in cash and cash equivalents, a reduction of $49.3 million from the third quarter of 2021. The cash used in the quarter was for settling certain one-time expenses associated with our business combination transaction, in addition to recurring operating cash needs and $0.5 million for capital expenditures for machinery and equipment and facilities. OUTSTANDING SHARE COUNT As of December 31, 2021, our total shares issued and outstanding were 237.7 million, which includes 162.8 million Class A shares and 74.9 million Class B shares. We also have 80.1 million shares reserved for issuance for outstanding employee stock awards and warrants for United Airlines and Stellantis. SHAREHOLDER LETTER Q4 2021 11

FINANCIAL RESULTS & ESTIMATES Q1 ‘22 FINANCIAL ESTIMATES For the frst quarter of 2022 estimates, we anticipate total GAAP operating expenses of $58 million to $64 million and non-GAAP total operating expenses of $33 million to $39 million. This refects expected stock-based compensation and warrant expense of approximately $25 million. We have not reconciled our non-GAAP total operating expenses estimates because certain items that impact non-GAAP total operating expenses are uncertain or out of our control and cannot be reasonably predicted. In particular, stock-based compensation expense is impacted by the future fair market value of our common stock and other factors, all of which are difcult to predict, subject to frequent change, or not within our control. The actual amount of these expenses during 2022 will have a signifcant impact on our future GAAP fnancial results. Accordingly, a reconciliation of non-GAAP total operating expenses is not available without unreasonable efort. UPCOMING INVESTOR EVENTS Bank of America STAARS Summit Park City, Utah Sunday, March 20 to Tuesday, March 22, 2022 Morgan Stanley eVTOL / Urban Air Mobility Summit New York City Monday, May 23, 2022 SHAREHOLDER LETTER Q4 2021 12

OUTLOOK TO COMMERCIALIZATION BUSINESS ROADMAP: In our Q3 2021 Shareholder Letter, we introduced Figure 1 below, our Summary of Business Roadmap, as a summary of our roadmap for achieving our goal of commercialization and building a great product. We couldn’t be more proud to close out 2021 achieving all of our stated milestones in this roadmap. We again, as stated above in our Roadmap & Accountability section, characterize our key milestones into four categories: Aircraft Technology, FAA Certifcation, Manufacturing, and Airline Operations. We will continue to use this roadmap to help the public monitor our progress and to hold ourselves accountable to our business plan. As we committed, we successfully achieved our Maker frst hover fight milestone in December 2021. We remain on track to achieve each of our milestones denoted below in the year they are specifed. Figure 1: Summary of Business Roadmap In conclusion, we continue to be very proud of our achievements in Q4 ‘21 and in the entire 2021 year. We thank our world-class employees for their dedication to making our vision a reality. Archer will continue to be relentless in its mission and unyielding in its fundamental values of safety, transparency, and innovation. We look forward to continuing our growth and momentum throughout 2022 and beyond. BRETT ADCOCK Co-Founder and co-CEO ADAM GOLDSTEIN Co-Founder and co-CEO SHAREHOLDER LETTER Q4 2021 13

FORWARD LOOKING STATEMENTS

This shareholder letter includes forward-looking statements, which are statements other than statements of historical facts and statements in the future tense. These statements include, but are not limited to, statements regarding our future performance and our market opportunity, including expected financial results for the first quarter of fiscal year 2022, our business strategy and plans, including the pace at which we intend to design, develop, certify and bring to market our planned eVTOL aircraft, the anticipated timing to complete Maker's first full transition flight, and the potential market opportunity for our eVTOL aircraft and planned UAM ecosystem. Forward-looking statements are based upon various estimates and assumptions, as well as information known to us as of the date hereof, and are subject to risks and uncertainties. Accordingly, actual results could differ materially due to a variety of factors, including: the early stage nature of our business and our past and projected future losses; our ability to design, develop, certify, manufacture and commercialize our aircraft and UAM ecosystem; our dependence on United Airlines for our current aircraft orders, which are subject to conditions, further negotiation and reaching mutual agreement on certain material terms, and the risk that United Airlines cancels those orders; our ability to remediate material weaknesses in internal control over financial reporting and ability to maintain an effective system of internal control; the effectiveness of our marketing and growth strategies, including our ability to effectively market electric air transportation as a substitute for conventional methods of transportation; our ability to compete in the urban air mobility and eVTOL industries; our ability to obtain any required certifications, licenses, approvals, or authorizations from governmental authorities; our ability to achieve our business milestones and launch products and services on anticipated timelines; our dependence on suppliers for the parts and components in our aircraft; our ability to develop commercial-scale manufacturing capabilities; regulatory requirements and other obstacles outside of our control that slow market adoption of electric aircraft, such as the inability to obtain and maintain adequate vertiport infrastructure; our ability to hire, train and retain qualified personnel; risks related to our UAM ecosystem operating in densely populated metropolitan areas and heavily regulated airports; adverse publicity from accidents involving electric aircraft or lithium-ion battery cells; the impact of labor and union activities on our workforce; losses resulting from indexed price escalation clauses in purchase orders; regulatory risks related to evolving laws and regulations in our industry; the impact of war, including the ongoing conflict in Ukraine, natural disasters, outbreaks and pandemics, including the COVID-19 pandemic, on our business and the global economy; our need for and the availability of additional capital; cybersecurity risks; and risks and costs associated with our ongoing litigation with Wisk Aero LLC.

Additional risks and uncertainties that could affect our financial results and business are included under the caption "Risk Factors" in, our Quarterly Report on Form 10-Q relating to our third quarter 2021 results filed with the SEC on November 12, 2022, our Annual Report on Form 10-K relating to our full year 2021 results to be filed with the SEC, and our other SEC filings, which are available on investor relations website at http://investors.archer.com and on the SEC website at www.sec.gov.

All forward-looking statements contained herein are based on information available to us as of the date hereof and you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. We undertake no obligation to update any of these forward-looking statements for any reason after the date of this shareholder letter or to conform these statements to actual results or revised expectations, except as required by law. Undue reliance should not be placed on forward-looking statements.

ARCHER SHAREHOLDER LETTER Q4 2021 14

2021 FINANCIAL STATEMENTS ARCHER AVIATION INC. CONSOLIDATED BALANCE SHEETS (In millions, except share and per share data) SHAREHOLDER LETTER Q4 2021 15

2021 FINANCIAL STATEMENTS ARCHER AVIATION INC. CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS (In millions, except share and per share data) . SHAREHOLDER LETTER Q4 2021 16

2021 FINANCIAL STATEMENTS ARCHER AVIATION INC. CONSOLIDATED STATEMENT OF CASH FLOWS (In millions) SHAREHOLDER LETTER Q4 2021 17

RECONCILIATION OF SELECTED GAAP RESULTS TO NON-GAAP RESULTS Q4 2021 AND FY 2021 GAAP TO NON-GAAP RECONCILIATION: A reconciliation of operating expenses to non-GAAP operating expenses for the three months and year ended December 31, 2021 and December 31, 2020, respectively, are set forth below. RECONCILIATION OF OPERATING EXPENSES (In millions) 1) Amounts include non-cash warrant costs, classifed as research and development expense, for the warrants issued to FCA and FCA Italy in connection with certain services they are providing to the Company. 2) Amounts include non-cash warrant expense for the vesting of warrants issued in conjunction with the execution of Purchase Agreement, Collaboration Agreement, and Warrant Agreement with United Airlines Inc. 3) Amounts include stock-based compensation for options and restricted stock units issued to both employees and non-employees, including the grants issued to our founders in connection with the closing of the business combination. SHAREHOLDER LETTER Q4 2021 18

RECONCILIATION OF SELECTED GAAP RESULTS TO NON-GAAP RESULTS A reconciliation of net loss to adjusted EBITDA for the three months and year ended December 31, 2021 and December 31, 2020, respectively, are set forth below. RECONCILIATION OF ADJUSTED EBITDA 1) Amounts include changes in fair value of the public and private warrants, which are classifed as warrant liabilities. 2) Amounts include non-cash warrant costs, classifed as research and development expense, for the warrants issued to FCA and FCA Italy. 3) Amounts include non-cash warrant expense for the vesting of warrants issued in conjunction with the execution of the Purchase Agreement, Collaboration Agreement, and Warrant Agreement with United Airlines Inc. 4) Amounts include stock-based compensation for options and restricted stock units issued to both employees and non-employees, including the grants issued to our founders in connection with the closing of the business combination. SHAREHOLDER LETTER Q4 2021 19

RECONCILIATION OF SELECTED GAAP RESULTS TO NON-GAAP RESULTS NON-GAAP FINANCIAL MEASURES To supplement our condensed consolidated fnancial results prepared in accordance with GAAP, we use a number of non-GAAP fnancial measures to help us in analyzing and assessing our overall business performance, for making operating decisions and for forecasting and planning future periods. We consider the use of non-GAAP fnancial measures helpful in assessing our current fnancial performance, ongoing operations and prospects for the future as well as understanding fnancial and business trends relating to our fnancial condition and results of operations. While we use non-GAAP fnancial measures as a tool to enhance our understanding of certain aspects of our fnancial performance and to provide incremental insight into the underlying factors and trends afecting our performance, we do not consider these measures to be a substitute for, or superior to, the information provided by GAAP fnancial measures. Consistent with this approach, we believe that disclosing non-GAAP fnancial measures to the readers of our fnancial statements provides useful supplemental data that, while not a substitute for GAAP fnancial measures, can ofer insight in the review of our fnancial and operational performance and enables investors to more fully understand trends in our current and future performance. In assessing our business during the quarter and fully year ended December 31, 2021, we excluded items in the following general categories from one or more of our non-GAAP fnancial measures, certain of which are described below: STOCK-BASED COMPENSATION EXPENSE. We believe that providing non-GAAP measures excluding stock-based compensation expense, in addition to the GAAP measures, allows for better comparability of our fnancial results from period to period. We prepare and maintain our budgets and forecasts for future periods on a basis consistent with this non-GAAP fnancial measure. Further, companies use a variety of types of equity awards as well as a variety of methodologies, assumptions and estimates to determine stock-based compensation expense. We believe that excluding stock-based compensation expense enhances our ability and the ability of investors to understand the impact of non-cash stock-based compensation on our operating results and to compare our results against the results of other companies. WARRANT EXPENSE AND GAINS OR LOSSES FROM REVALUATION OF WARRANTS. Expense from our common stock warrants issued to United Airlines, FCA US LLC (now known as Stellantis) and FCA Italy S.p.A. which is recurring (but non-cash) and gains or losses from change in fair value of public and private warrants from revaluation will be refected in our fnancial results for the foreseeable future. We exclude warrant expense and gains or losses from change in fair value for similar reasons to our stock-based compensation expense. Each of the non-GAAP fnancial measures presented in this letter to shareholders should not be considered in isolation from, or as a substitute for, a measure of fnancial performance prepared in accordance with GAAP and are presented for supplemental informational purposes only. Further, investors are cautioned that there are inherent limitations associated with the use of each of these non-GAAP fnancial measures as an analytical tool. In particular, these non-GAAP fnancial measures have no standardized meaning prescribed by GAAP and are not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP fnancial measures refect the exclusion of items that are recurring and may be refected in our fnancial results for the foreseeable future. In addition, the non-GAAP measures we use may be diferent from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specifc information in the reconciliation included in this letter to shareholders regarding the GAAP amounts excluded from the non-GAAP fnancial measures. In addition, as noted above, we evaluate the non-GAAP fnancial measures together with the most directly comparable GAAP fnancial information. SHAREHOLDER LETTER Q4 2021 20

RECONCILIATION OF SELECTED GAAP RESULTS TO NON-GAAP RESULTS Investors are encouraged to review the reconciliations of these non-GAAP measures to their most directly comparable GAAP fnancial measures included in this letter to shareholders. SHAREHOLDER LETTER Q4 2021 21